UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 30, 2004





                             The Wilber Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)


        New York                      001-31896               15-6018501
        --------                      ---------               ----------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)           Identification No.)


                    245 Main Street, Oneonta, New York 13820
                    ----------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (607) 432-1700
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant Under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.
          ------------

     On September 24, 2004, The Wilber Corporation's wholly-owned subsidiary, Wilber National Bank, entered into a definitive purchase of assets and liability assumption agreement with HSBC Bank USA, National Association ("HSBC") to acquire HSBC's Sidney, NY and Walton, NY branch offices. Under the terms of the agreement, Wilber National Bank will assume the deposit liabilities and acquire the loans and other assets associated with the two branch offices. The transaction is expected to be completed in January 2005. At June 30, 2004, there were approximately $37.5 million of total deposit liabilities at the HSBC Sidney, NY and Walton, NY branch offices.





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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE WILBER CORPORATION
                                            ----------------------
                                                 (Registrant)



                                            /s/ Joseph E. Sutaris
                                            ---------------------
                                            Joseph E. Sutaris
                                            Treasurer & Chief Financial Officer
Date: September 30, 2004






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